Exhibit 99.1

SolarEdge Announces Second Quarter
2019 Financial Results

FREMONT, Calif. — August 6, 2019. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy, today announced its financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Record revenues of $325.0 million

•	Record revenues from solar products of $306.7 million

•	GAAP gross margin of 34.1%

•	GAAP gross margin from sale of solar products of 36.4%

•	Non-GAAP gross margin from sale of solar products of 36.9%

•	GAAP net income of $33.1 million

•	Record Non-GAAP net income of $49.3 million

•	GAAP net diluted earnings per share (“EPS”) of $0.66

•	Record Non-GAAP net diluted EPS of $0.94

•	1.3 Gigawatts (AC) of inverters shipped

“We are pleased to conclude a strong second quarter of record revenues, record non-GAAP net income and record non-GAAP net diluted EPS. We continue to generate strong cash flow while strengthening our position as the global leader in the inverter market,” said Guy Sella, founder, Chairman and CEO of SolarEdge. “Despite the effect of increased tariffs on certain Chinese made products, our non-GAAP solar business gross margin was strong, at approximately 37%, slightly higher than the same quarter last year. The integration of the acquired non-solar businesses is proceeding on schedule and we expect growth in each new line of business in the upcoming quarters. We see strong customer demand for our products worldwide and we are building the needed capacity both in China and outside of China to meet the needs of our customers.”

Second Quarter 2019 Summary

The Company reported record revenues of $325.0 million, up 20% from $271.9 million in the prior quarter and up 43% from $227.1 million in the same quarter last year.

Revenues related to the solar business were $306.7 million, up 21% from $253.1 million in the prior quarter and up 35% from $227.1 million in the same quarter last year.

GAAP gross margin was 34.1%, up from 31.7% in the prior quarter and down from 36.1% year over year. This quarter’s gross margins were negatively impacted by the increase in US tariffs on China made products.

Non-GAAP gross margin was 35.7%, up from 32.8% in the prior quarter and down from 36.5% year over year.

GAAP gross margin for the solar business was 36.4%, up from 33.8% in the prior quarter.

Non-GAAP gross margin for the solar business was 36.9%, up from 34.3% in the prior quarter.

GAAP operating expenses were $65.3 million, up 12% from $58.1 million in the prior quarter and up 58% from $41.3 million in the same quarter last year.

Non-GAAP operating expenses were $54.9 million, up 14% from $48.0 million in the prior quarter and up 56% from $35.1 million in the same quarter last year.

GAAP operating income was $45.4 million, up 62% from $28.0 million in the prior quarter and up 12% from $40.7 million in the same quarter last year.

Non-GAAP operating income was $61.0 million, up 48% from $41.2 million in the prior quarter and up 28% from $47.8 million in the same quarter last year.

GAAP net income was $33.1 million, up 74% from $19.0 million in the prior quarter and down 4% from $34.6 million in the same quarter last year.

Non-GAAP net income was $49.3 million, up 50% from $32.9 million in the prior quarter and up 21% from $40.6 million in the same quarter last year.

GAAP net diluted EPS was $0.66, up from $0.39 in the prior quarter and down from $0.72 in the same quarter last year.

Non-GAAP net diluted EPS was $0.94, up from $0.64 in the prior quarter and up from $0.82 in the same quarter last year.

Cash flow from operating activities was $50.8 million, down from $56.5 million in the prior quarter and up from $43.9 million in the same quarter last year.

As of June 30, 2019, cash, cash equivalents, bank deposits, restricted bank deposit and marketable securities totaled $373.6 million, compared to $398.7 million on March 31, 2019 after all payments related to the acquisition of SMRE shares.

Outlook for the Third Quarter 2019

The Company also provides guidance for the third quarter ending September 30, 2019 as follows:

•	Revenues to be within the range of $395 million to $410 million
•	Gross margin expected to be within the range of 32% to 34%
•	Revenues from solar products to be within the range of $375 million to $390 million
•	Gross margin from sale of solar products expected to be within the range of 33% to 35%

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. ET on Tuesday, August 6, 2019. The call will be available, live, to interested parties by dialing 800-353-6461. For international callers, please dial +1 334-323-0501. The Conference ID number is 9972180.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, UPS, electric vehicle powertrains, and grid services solutions. SolarEdge is online at solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of August 6, 2019.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	Unaudited		Unaudited

Revenues	$325,010	$227,118	$596,881	$436,989
Cost of revenues	214,340	145,172	400,101	275,446

Gross profit	110,670	81,946	196,780	161,543

Operating expenses:

Research and development	29,505	19,551	55,704	37,426
Sales and marketing	22,127	15,954	42,299	32,159
General and administrative	13,685	5,776	25,376	10,529

Total operating expenses	65,317	41,281	123,379	80,114

Operating income	45,353	40,665	73,401	81,429

Financial expenses (income), net	(773)	2,480	5,378	1,896

Income before taxes on income	46,126	38,185	68,023	79,533

Taxes on income	13,213	3,617	17,135	9,279

Net income	$32,913	$34,568	$50,888	$70,254

Net loss attributable to non-controlling interests	215	-	1,256	-

Net income attributable to SolarEdge Technologies, Inc.	$33,128	$34,568	$52,144	$70,254

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2019	2018
	Unaudited
CURRENT ASSETS:
Cash and cash equivalents	$176,575	$187,764
Short-term bank deposit	5,961	9,870
Restricted bank deposits	1,060	824
Marketable securities	109,610	118,680
Trade receivables, net	237,804	173,579
Prepaid expenses and other assets	50,642	45,073
Inventories, net	148,892	141,519
Total current assets	730,544	677,309

LONG-TERM ASSETS:
Marketable securities	79,616	74,256
Operating lease right-of-use assets	36,788	-
Property, plant and equipment, net	140,200	119,329
Deferred tax assets, net	14,751	14,699
Intangible assets, net and goodwill	211,340	73,378
Other long term assets	8,455	5,501
Total long-term assets	491,150	287,163

Total assets	$1,221,694	$964,472

CURRENT LIABILITIES:
Trade payables, net	$116,795	$107,079
Employees and payroll accruals	34,555	29,053
Current maturities of bank loans and accrued interest	16,454	16,639
Warranty obligations	38,819	28,868
Deferred revenues	15,708	14,351
Accrued expenses and other liabilities	71,447	29,728
Total current liabilities	293,778	225,718

LONG-TERM LIABILITIES:
Bank loans	5,519	3,510
Warranty obligations	111,819	92,958
Deferred revenues	73,796	60,670
Operating lease liabilities	30,009	-
Deferred tax liabilities, net	8,663	1,499
Other long term liabilities	18,062	9,391
Total long-term liabilities	247,868	168,028

STOCKHOLDERS’ EQUITY:

Common stock	5	5
Additional paid-in capital	431,684	371,794
Accumulated other comprehensive loss	(895)	(524)
Retained earnings	243,277	191,133
Total SolarEdge Technologies, Inc. stockholders’ equity	674,071	562,408
Non-controlling interests	5,977	8,318
Total stockholders’ equity	680,048	570,726

Total liabilities and stockholders’ equity	$1,221,694	$964,472

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended June 30,
	2019	2018
	Unaudited

Cash flows provided by operating activities:
Net income	$50,888	$70,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	8,147	4,981
Amortization of intangible assets	4,895	72
Amortization of premium and accretion of discount on available-for-sale marketable securities	(12)	1,014
Stock-based compensation	21,076	13,977
Loss from disposal of assets	552	64
Realized loss from sale of available-for-sale marketable securities	91	-
Changes in assets and liabilities:
Inventories, net	1,723	(18,952)
Prepaid expenses and other assets	(2,574)	(2,135)
Trade receivables, net	(56,562)	(9,203)
Operating lease right-of-use assets and liabilities, net and effect of exchange rate differences	1,466	(148)
Deferred tax assets and liabilities, net	(1,960)	(3,018)
Trade payables, net	5,493	12,143
Employees and payroll accruals	5,151	1,028
Warranty obligations	28,860	18,479
Deferred revenues	11,764	13,120
Other liabilities	28,236	6,194
Net cash provided by operating activities	107,234	107,870

Cash flows from investing activities:
Business combination, net of cash acquired	(38,435)	-
Purchase of property, plant and equipment	(22,244)	(21,385)
Withdrawal from bank deposits	3,909	(342)
Investment in restricted bank deposits	(203)	(191)
Investment in available-for-sale marketable securities	(63,655)	(89,389)
Proceeds from sales and maturities of available-for-sale marketable securities	68,407	46,825
Net cash used in investing activities	$(52,221)	$(64,482)

Cash flows from financing activities:
Repayment of bank loans, net	$(4,675)	$-
Proceeds from issuance of shares under stock purchase plan and upon exercise of stock-based awards	3,764	7,591
Change in non-controlling interests	(66,474)	-
Net cash provided by (used in) financing activities	$(67,385)	$7,591

Increase in cash and cash equivalents and restricted cash	(12,372)	50,979
Cash, cash equivalents and restricted cash at the beginning of the period	187,764	163,163
Effect of exchange rate differences on cash, cash equivalents and restricted cash	1,183	398

Cash, cash equivalents and restricted cash at the end of the period	$176,575	$214,540

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Unaudited)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Gross profit (GAAP)	110,670	86,110	81,946	196,780	161,543
Stock-based compensation	1,651	1,354	968	3,005	1,892
Cost of product adjustment	319	682	----	1,001	----
Amortization and depreciation of acquired assets	3,307	1,077	----	4,384	----
Gross profit (Non-GAAP)	115,947	89,223	82,914	205,170	163,435

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Gross margin (GAAP)	34.1%	31.7%	36.1%	33.0%	37.0%
Stock-based compensation	0.5%	0.5%	0.4%	0.5%	0.4%
Cost of product adjustment	0.1%	0.2%	----	0.2%	----
Amortization and depreciation of acquired assets	1.0%	0.4%	----	0.7%	----
Gross margin (Non-GAAP)	35.7%	32.8%	36.5%	34.4%	37.4%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Operating expenses (GAAP)	65,317	58,062	41,281	123,379	80,114
Stock-based compensation R&D	(4,176)	(3,490)	(2,605)	(7,666)	(4,987)
Stock-based compensation S&M	(2,722)	(2,404)	(2,094)	(5,126)	(4,298)
Stock-based compensation G&A	(2,823)	(2,456)	(1,461)	(5,279)	(2,800)
Amortization and depreciation of acquired assets - R&D	(9)	(36)	----	(45)	----
Amortization and depreciation of acquired assets - S&M	51	(858)	----	(807)	----
Amortization and depreciation of acquired assets - G&A	(26)	----	----	(26)	----
Assets disposal	(552)	----	----	(552)	----
Acquisition related expenses	(151)	(798)	----	(949)	----
Operating expenses (Non-GAAP)	54,909	48,020	35,121	102,929	68,029

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Operating income (GAAP)	45,353	28,048	40,665	73,401	81,429
Cost of product adjustment	319	682	----	1,001	----
Stock-based compensation	11,372	9,704	7,128	21,076	13,977
Amortization and depreciation of acquired assets	3,291	1,971	----	5,262	----
Acquisition related expenses	151	798	----	949	----
Assets disposal	552	----	----	552	----
Operating income (Non-GAAP)	61,038	41,203	47,793	102,241	95,406

	Reconciliation of GAAP to Non-GAAP Financial expenses (income), net
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Financial expenses (income), net (GAAP)	(773)	6,151	2,480	5,378	1,896
Non cash interest	(850)	(785)	(568)	(1,635)	(1,080)
Currency fluctuation due to new lease standard adoption	(577)	(948)	----	(1,525)	----
Financial expenses (income), net (Non-GAAP)	(2,200)	4,418	1,912	2,218	816

	Reconciliation of GAAP to Non-GAAP Tax on income
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Tax on income (GAAP)	13,213	3,922	3,617	17,135	9,279
Deferred tax realized (asset)	987	973	1,697	1,960	3,018
Transition tax of foreign earnings	----	----	----	----	(820)
Tax on income (Non-GAAP)	14,200	4,895	5,314	19,095	11,477

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income attributable to SolarEdge Technologies Inc. (GAAP)	33,128	19,016	34,568	52,144	70,254
Cost of product adjustment	319	682	----	1,001	----
Stock-based compensation	11,372	9,704	7,128	21,076	13,977
Amortization and depreciation of acquired assets	3,291	1,971	----	5,262	----
Acquisition related expenses	151	798	----	949	----
Assets disposal	552	----	----	552	----
Non cash interest	850	785	568	1,635	1,080
Currency fluctuation due to new lease standard adoption	577	948	----	1,525	----
Deferred tax realized (asset)	(987)	(973)	(1,697)	(1,960)	(3,018)
Transition tax of foreign earnings	----	----	----	----	820
Net income attributable to SolarEdge Technologies Inc. (Non-GAAP)	49,253	32,931	40,567	82,184	83,113

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net basic earnings per share (GAAP)	0.69	0.40	0.76	1.10	1.57
Cost of product adjustment	0.01	0.02	----	0.02	----
Stock-based compensation	0.24	0.21	0.16	0.45	0.31
Amortization and depreciation of acquired assets	0.07	0.04	----	0.11	----
Acquisition related expenses	----	0.01	----	0.02	----
Assets disposal	0.01	----	----	0.01	----
Non cash interest	0.02	0.02	0.01	0.03	0.03
Currency fluctuation due to new lease standard adoption	0.01	0.02	----	0.04	----
Deferred tax realized (asset)	(0.02)	(0.02)	(0.03)	(0.04)	(0.07)
Transition tax of foreign earnings	----	----	----	----	0.02
Net basic earnings per share (Non-GAAP)	1.03	0.70	0.90	1.74	1.86

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net diluted earnings per share (GAAP)	0.66	0.39	0.72	1.05	1.46
Cost of product adjustment	----	0.01	----	0.02	----
Stock-based compensation	0.19	0.17	0.12	0.35	0.24
Amortization and depreciation of acquired assets	0.07	0.04	----	0.11	----
Acquisition related expenses	----	0.01	----	0.01	----
Assets disposal	0.01	----	----	0.01	----
Non cash interest	0.02	0.02	0.01	0.04	0.03
Currency fluctuation due to new lease standard adoption	0.01	0.02	----	0.03	----
Deferred tax realized (asset)	(0.02)	(0.02)	(0.03)	(0.04)	(0.06)
Transition tax of foreign earnings	----	----	----	----	0.01
Net diluted earnings per share (Non-GAAP)	0.94	0.64	0.82	1.58	1.68

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended			Six months ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Number of shares used in computing net diluted earnings per share (GAAP)	49,940,034	49,026,327	48,291,280	49,358,280	47,984,817
Stock-based compensation	2,130,135	2,760,121	1,341,286	2,448,673	1,438,347
Number of shares used in computing net diluted earnings per share (Non-GAAP)	52,070,169	51,786,448	49,632,566	51,806,953	49,423,164